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As filed with the Securities and Exchange Commission on March 26, 2008

File No. 333-148087

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT
NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHERRY TREE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1399142 (I.R.S. Employer Identification Number)
301 Carlson Parkway, Suite 103 Minneapolis, Minnesota 55305 (952) 893-9012 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gordon F. Stofer, Chief Executive Officer
301 Carlson Parkway, Suite 103
Minneapolis, Minnesota 55305
(952) 893-9012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881—Facsimile	Thomas J. Friedmann, Esq. William J. Tuttle, Esq. Dechert LLP 1775 I Street, NW Washington, D.C. 20006 (202) 261-3300 (202) 261-3333—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, March 26, 2008

PRELIMINARY PROSPECTUS

$80,000,000

CHERRY TREE ACQUISITION CORP.

10,000,000 units

         Cherry Tree Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

         This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and                         , 2009 [one year from the date of this prospectus], and will expire on                         , 2012 [four years from the date of this prospectus], or earlier upon redemption.

         We have granted Lazard Capital Markets LLC, the representative of the underwriters, a 45-day option to purchase up to 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover any net syndicate short position resulting from the initial distribution.

         Adam Smith Companies, LLC, an affiliate of Anton J. Christianson, our chairman of the board, and Gordon F. Stofer, our chief executive officer, David G. Latzke, our senior vice president, finance, Arthur F. Schlobohm IV, our vice president, and John C. Bergstrom, a member of our board of directors, have committed to purchase from us an aggregate of 2,600,000 warrants at $1.00 per warrant (for a total purchase price of $2,600,000). All of the proceeds we receive from the purchases will be placed in the trust account described below.

         There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol "SXR.U" on or promptly after the date of this prospectus. Also, assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols "SXR" and "SXR.WS," respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

         Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us

Per unit	$8.00	$0.56	$7.44

Total	$80,000,000	$5,600,000	$74,400,000

(1)
Of the underwriting discount and commissions, $2,400,000 ($0.24 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination.

         Of the net proceeds of this offering, $76,000,000 (including the $2,400,000, or $0.24 per unit, of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $2,600,000 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $78,600,000 (or approximately $7.86 per unit sold to the public in this offering), will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until                         , 2010 [twenty four months from the date of this prospectus]).

         We are offering the units for sale on a firm commitment basis. Lazard Capital Markets, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                        , 2008.

LAZARD CAPITAL MARKETS

THINKEQUITY PARTNERS LLC	LADENBURG THALMANN & CO. INC.

                         , 2008

i

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

  •
  references to "we," "us" or "our company" refer to Cherry Tree Acquisition Corp.;

  •
  "initial stockholders" or "existing stockholders" refers to all of our stockholders prior to this offering, including all of our officers and directors;

  •
  "initial shares" refers to the 2,875,000 shares of common stock that our initial stockholders originally purchased from us for $25,000 on December 5, 2007;

  •
  "Adam Smith Companies" refers to Adam Smith Companies, LLC, an affiliate of Anton J. Christianson;

  •
  "insider warrants" refers to the 2,600,000 warrants we are selling privately to Adam Smith Companies, Gordon F. Stofer, David G. Latzke, Arthur F. Schlobohm IV and John C. Bergstrom upon consummation of this offering;

  •
  the term "public stockholders" means the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our existing stockholders to the extent that they purchase such shares; and

  •
  the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We intend to apply to have our securities listed on the American Stock Exchange, thereby providing a state blue sky exemption in every state. However, we are not making an offer of these securities in any jurisdiction where such an offer is not permitted.

        We are a blank check company organized under the laws of the State of Delaware on November 13, 2007. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. To date, our efforts have been limited to organizational activities.

        We will seek to capitalize on the investing and management expertise of our officers and directors and our affiliation with Cherry Tree Companies, LLC, or Cherry Tree Companies. Cherry Tree Companies was founded by Anton (Tony) J. Christianson, our chairman of the board, and Gordon F. Stofer, our chief executive officer, and has been active in private equity, venture capital, and public company investing since 1980. Mr. Christianson and Mr. Stofer are owners of Cherry Tree Companies' four affiliated businesses headquartered in Minneapolis, Minnesota: Cherry Tree Investments, Inc. which has invested primarily in private growth companies through partnerships composed of institutions, corporations and wealthy individuals; Cherry Tree & Associates, LLC, an investment banking firm licensed by the Financial Industry Regulatory Authority, or FINRA, which provides advisory services in middle market merger and acquisition transactions and private placements; Cherry Tree Family Office, LLC, a registered investment advisor, which provides investment management services to successful chief executive officers and prominent families; and Adam Smith Management, LLC which invests primarily in public stocks under $1 billion in market capitalization through partnerships. These affiliated businesses provide processing and analytical capabilities, due diligence support and proprietary outreach for sourcing potential targets.

        Mr. Christianson and Mr. Stofer have been partners for 28 years. Mr. Christianson has been active in private equity and the venture capital industry since 1978. He has served on over 40 boards of directors including nine public company boards, and is currently a director of four public companies: Dolan Media Company (NYSE: DM), Titan Machinery Inc. (TITN) Peoples Educational Holdings, Inc. (NASDAQ: PEDH) and Fair Isaac Corporation (NYSE: FIC). Mr. Stofer has been investing in private equity and venture capital since 1977 and has served on over 25 boards of directors, including eight public company boards, and is currently a director of one public company, Insignia Systems, Inc. (NASDAQ: ISIG). In the last two years, three portfolio companies of Cherry Tree Companies and its affiliates have executed successful initial public offerings, including Capella Education Company (NASDAQ: CPLA), Dolan Media Company (NYSE: DM) and Titan Machinery, Inc. (NASDAQ: TITN).

        We also expect to benefit from the significant experience and contacts of our board of directors and from our access to the investment professionals, advisors and investors associated with Cherry Tree Companies. Mr. Christianson and Mr. Stofer have long relationships with the members of our board of directors who we believe share a similar growth-oriented investment philosophy. They have invested and worked together on many entrepreneurial companies.

        We intend to focus our search on businesses that may provide significant opportunities for growth and thereby increase value for our stockholders. These prospective target businesses will not be limited to a particular industry and will be identified and acquired by leveraging our investing and operational experience as private equity investors, executives and active directors in publicly traded growth companies.

        We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

        We will have until                        , 2010 [twenty four months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses.

        We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning more than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets.

        The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority interest in the combined company as there is no requirement that our stockholders own a certain percentage of our target business after a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

        Our principal executive offices are located at 301 Carlson Parkway, Suite 103, Minneapolis, Minnesota 55305, and our telephone number is (952) 893-9012.

The Offering

Securities offered	10,000,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular) and we have filed a Current Report on Form 8-K, including an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the exercise of the over-allotment option, if applicable.
Shares currently held by insiders
On December 5, 2007, we issued 2,875,000 shares of our common stock to Adam Smith Companies, LLC, an affiliate of Anton J. Christianson, and Gordon F. Stofer (and his affiliates) in equal amounts for an aggregate price of $25,000 in cash, or a purchase price of approximately $0.01 per share. On December 5, 2007, Messrs. Christianson and Stofer sold an aggregate of 455,000 shares of common stock to John C. Bergstrom, David G. Latzke, Arthur F. Schlobohm IV, Timothy M. Heaney, John S. Bode and CT Companies, LLC at the same purchase price they paid for such shares. The initial shares include an aggregate of 375,000 shares, all or a portion of which are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full by the underwriters. The initial shares are identical to the shares underlying the units sold in this offering, except that (i) up to an aggregate of 375,000 shares are subject to forfeiture to the extent the over-allotment option is not exercised in full by the underwriters and (ii) the initial shares will be placed in escrow and are subject to the transfer restrictions and registration rights described in this prospectus.

Securities to be sold to insiders	2,600,000 insider warrants at $1.00 per warrant (for a total purchase price of $2,600,000) will be sold to certain of our officers and directors or their affiliates pursuant to letter agreements among us, Lazard Capital Markets and such purchasers. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis and will not be redeemable by us so long as they are still held by such purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 90 days after we have completed our initial business combination. Lazard Capital Markets has no intention of waiving these restrictions. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.

Common stock:
Number outstanding before this offering	2,875,000 shares(1)
Number to be outstanding after this offering	12,500,000 shares(2)
Warrants:
Number outstanding before this offering	0 warrants
Number to be sold to insiders	2,600,000 warrants
Number to be outstanding after this offering and sale to insiders	12,600,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$6.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business; and

(1)
This number includes an aggregate of 375,000 shares of common stock that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised by the underwriters.

(2)
Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 375,000 shares of common stock.
•	, 2009 [one year from the date of this prospectus].

However, the warrants held by public stockholders will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire at 5:00 p.m., New York City time, on , 2012 [four years from the date of this prospectus], or earlier upon redemption.

Redemption	We may redeem the outstanding warrants:
• in whole and not in part,
• at a price of $0.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days' prior written notice of redemption, and
•
if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that we have an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act, covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise our warrants (not including the insider warrants) to do so on a "cashless basis," although the public shareholders are not eligible to do so at their own option.
Regardless of the election of our management, purchasers of the insider warrants will be entitled to exercise the insider warrants for cash or on a cashless basis using the formula described above.
Proposed American Stock Exchange symbols for our:
Units	SXR.U
Common stock	SXR
Warrants	SXR.WS

Offering proceeds to be held in trust	Of the net proceeds of this offering, $76,000,000 plus the $2,600,000 we expect to receive from the sale of the insider warrants (for an aggregate of $78,600,000 or approximately $7.86 per unit sold to the public in this offering) will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $2,400,000 of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions will be released to the underwriters out of the proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

However, we may have released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,600,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $100,000) or from another source.
Limited payments to insiders
There will be no fees or other cash payments paid by us or a target business to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effect, the consummation of a business combination (regardless of the type of transaction that it is) other than:
•
repayment of $100,000 in non-interest bearing loans made by Adam Smith Companies, LLC, an entity controlled Anton J. Christianson, our chairman of the board, and Gordon F. Stofer, our chief executive officer, to us prior to this offering;
	•	payment of $10,000 per month to Cherry Tree Companies, LLC, an affiliate of our officers, for office space and related services; and

	•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us to such individuals incurred in connection with their activities on our behalf. Our audit committee will review and ratify all payments made to our initial stockholders, officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed by our board of directors, with any interested director abstaining from such review.
Amended and restated certificate of incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. We view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders, and we have agreed not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2010 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we also will submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by , 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders, and we have agreed not to take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Stockholders must approve business combination
Under our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders, and we have agreed not to take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders may vote any shares acquired in the secondary market as they choose in connection with the vote required for a business combination.

We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 29.99% of the public stockholders may exercise their conversion rights and the business combination may still be consummated.
Conversion rights for stockholders voting to reject a business combination
Under our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $7.86 per share, or $7.84 per share if the over-allotment option is exercised in full), plus any interest earned on their portion of the trust account but less the interest that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group," will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. Absent this provision, a public stockholder who owns more than 10% of the shares underlying the units sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder's ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction.

We view this requirement as an obligation to our stockholders, and we have agreed not to take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket.

We will not consummate any business combination if public stockholders owning 30% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination. If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Liquidation if no business combination	As described above, if we have not consummated a business combination by , 2010 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $7.86, plus interest then held in the trust account for the following reasons:
•
Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).
•
While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Adam Smith Companies, an entity controlled by Anton J. Christianson, our chairman of the board, and Gordon F. Stofer, our chief executive officer, have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Adam Smith Companies and Mr. Stofer specifically provides that there will be no liability as to any claimed amounts owed to a third party who executed a waiver, including a prospective target business (even if such waiver is subsequently found to be invalid and unenforceable). We cannot assure you that they will be able to satisfy those obligations if they are required to do so and if they refused to satisfy their obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against them to enforce our indemnification rights.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur by , 2010 [10 business days from the date our corporate existence ceases], subject to our obligations under Delaware law to provide for claims of creditors. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, certain of our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.
Escrow of existing stockholders' shares
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity's members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of any initial stockholder, (iv) pursuant to a qualified domestic relations order or (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination. These shares may only be released earlier if the underwriters' over-allotment option is not exercised or is exercised in part to the extent necessary to have up to 375,000 shares forfeited by our existing stockholders and cancelled by us or if, following a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Audit committee to monitor compliance	Our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Rights of first review
We have entered into letter agreements with each of Cherry Tree Companies and Messrs. Stofer, Christianson, Latzke, Schlobohm, Bergstrom, Heaney and Bode providing that from the date of this prospectus until the earlier of our completion of a business combination or our liquidation, such entity and individuals will present to us for our consideration, prior to presenting it to any other entity, any business combination opportunity with a target business or businesses having a collective fair market value in excess of 80% of our net assets, subject to any pre-existing fiduciary or contractual obligation he might have.
Determination of offering amount
We determined the size of this offering based on the experience of our existing stockholders. We also considered the size of the offering to be an amount we believe could be successfully utilized in a business combination. We may utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more target businesses. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 16 of this prospectus.

Summary Financial Data

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(91,082)	$76,323,960
Total assets	183,461	78,723,960
Total liabilities	159,500	2,400,000
Value of common stock which may be converted to cash	—	23,579,992
Stockholders' equity	23,960	52,743,968

(1)
Includes the $2,600,000 we will receive from the sale of the insider warrants. Includes the $2,400,000 deferred underwriters' discounts and commissions payable upon consummation of our initial business combination. Assumes initial liabilities of $100,000 for notes payable to stockholders and $59,500 for accrued expenses will be repaid with proceeds from the offering. Assumes deferred costs of $115,042 will be reclassified to stockholders' equity upon closing of the offering.

        The "as adjusted" information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

        The working capital deficiency excludes $115,042 of costs related to this offering which were paid or accrued prior to December 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

        The "as adjusted" working capital and total assets amounts include the $76,200,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes an additional $2,400,000 (or approximately $0.24 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account totaling $78,600,000 of net proceeds from the offering, including $2,600,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $1,600,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

        We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 29.99% of the 10,000,000 shares sold in this offering, or 2,999,999 shares of common stock, at an initial per share conversion price of $7.86, without taking into account interest earned on the trust account. The actual per share conversion price will be equal to:

  •
  the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

  •
  divided by the number of shares of common stock sold in the offering.

        Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to dissolve and liquidate our assets.

        Under our amended and restated certificate of incorporation, we must complete a business combination or a series of business combinations with an aggregate fair market value of at least 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of the business combination or combinations (excluding deferred underwriting discounts and commissions of $2,400,000 or $2,760,000 if the over-allotment option is exercised in full) within 24 months after the consummation of this offering). If we fail to consummate a business combination within the required time frame, our amended and restated certificate of incorporation provides that our purpose and power will be limited to dissolving, liquidating and winding up. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

        If we are unable to complete a business combination within 24 months and are forced to liquidate our assets, the per share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait 24 months before receiving liquidation distributions.

        We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full 24-month period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors' funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable (subject to our contractual obligations and the consent of Lazard Capital Markets), we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

        We believe that, upon consummation of this offering, the $100,000 in funds available to us outside of the trust account, plus up to $1,600,000 in interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

        Of the net proceeds of this offering, only $100,000 initially will be available to us outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes up to $1,600,000 in interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders will be less than $7.86 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. We intend to have all vendors and service providers we engage, and all prospective target businesses with whom we negotiate, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. We cannot, however, guarantee that they will execute such agreements or, even if they do, that they will not seek recourse against the trust account. In addition, a court may refuse to uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Adam Smith Companies and Gordon F. Stofer have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Adam Smith Companies and Mr. Stofer specifically provides that there will be no liability as to any claimed amounts owed to a third party who executed a waiver, including a prospective target business (even if such waiver is subsequently found to be invalid and unenforceable). Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Adam Smith Companies and Mr. Stofer having any such obligations is minimal. Based on representations made to us by Adam Smith Companies, and Mr. Stofer, including representations as to their financial net worth, we believe they will be able to satisfy any indemnification obligations that may arise. Accordingly, if that belief is incorrect, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per share distribution from the trust account upon liquidation will not be reduced by such claims.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.86 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we comply with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24-month period and, therefore, we do not intend to comply with those procedures. As a result, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, if we liquidate, we would be required to set aside funds to provide for any creditors known to us at that time or those that we believe could potentially bring claims against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                        , 2010 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be effectively worthless.

        No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current registration statement related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the registration statement relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding the foregoing, the insider warrants may be exercisable for unregistered shares of common stock even if the registration statement relating to the common stock issuable upon exercise of the warrants is not current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the federal securities laws and the securities laws of the state of residence of the holder of the warrants.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the federal securities laws and the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following the later of our completion of a business combination and one year from the date of this prospectus), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

        We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry, location or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry or location in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may waste resources in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

        We anticipate that the investigation of each target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific business combination or our shareholders reject our proposal for a business combination, the costs incurred for the proposed transaction would likely not be recoverable. Furthermore, even if we reach an agreement relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as failure to obtain requisite shareholder approval. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

Our board of directors may not accurately determine the fair market value of a target company, and, as a result, we may pay more than what the target business is actually worth.

        The fair market value of the target company will be determined in the reasonable discretion of our board of directors. Our board of directors may, but is not required to, obtain an opinion from an investment banking firm or other valuation expert to confirm its determination of fair market value, unless the target business is affiliated with one of our directors, officers, special advisors or initial stockholders. If our board of directors, or any investment banking firm or other expert upon whose opinion our board may rely, overestimates the fair market value of a company that we acquire, then the value of our securities could be adversely affected.

If we do not conduct an adequate due diligence investigation of a target business that we acquire, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

        In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses prior to the consummation of a business combination. Intensive due diligence is time consuming and expensive, primarily due to the costs associated with the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will uncover all material issues relating to a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our due diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders' ownership at a percentage of the total number of shares outstanding after this offering not to exceed 20%.

        If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders' ownership at a percentage of the total number of shares outstanding after this offering not to exceed 20%. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per share conversion or liquidation price could decrease by as much as $0.04.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 35,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters' over-allotment option), there will be 9,900,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce the percentage ownership interest of investors in this offering;

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  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

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  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

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  significant restrictions on the operations of our business and our ability to pay dividends;

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  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due, if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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  increased vulnerability to adverse changes in general economic, industry and competitive conditions and government regulation;

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  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and

  •
  other disadvantages compared to our competitors who have less debt.

        There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination.

Our ability to effect a business combination successfully and to operate successfully thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

        Our ability to effect a business combination successfully is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to scrutinize closely any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them to become familiar with such requirements. This process could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge of the industry of a target business.

        We cannot assure you that our officers and directors will have experience or significant knowledge relating to the business of any target company. We would likely seek the assistance of third parties to evaluate such a potential target business. However, we may not evaluate adequately all of the potential risks of acquiring such target business. As a result, it may not be the most favorable business combination that we could consummate.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

        Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business. All of our executive officers are engaged in several other business endeavors (none of which is a blank check company) and are not obligated to devote any specific number of hours to our affairs. If our officers' and directors' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may lose a potential transaction.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        None of our directors, officers or their affiliates has been or currently is a principal of a blank check company. However, our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Despite the rights of first review we have negotiated with our executive officers and Cherry Tree Companies, we cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may lose a potential transaction.

All of our officers and directors own shares of our common stock issued prior to the offering, and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our officers and directors own shares of our common stock that were issued prior to this offering. Additionally, certain of our officers and directors are purchasing insider warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

The American Stock Exchange may delist our securities from quotation on its exchange, which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

  •
  a limited availability of market quotations for our securities;

  •
  reduced liquidity with respect to our securities;

  •
  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  a limited amount of news and analyst coverage for our company; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

        Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our resulting lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations, spread risks or offset losses across varied operations, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

  •
  solely dependent upon the performance of a single business, or

  •
  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

We may seek to acquire several target businesses simultaneously with the proceeds of this offering, which may make our initial business combination more difficult to consummate.

        If we seek to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may proceed with a business combination even if public stockholders owning 29.99% of the shares sold in this offering exercise their conversion rights.

        We may proceed with a business combination as long as public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 29.99% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. While there are several other offerings similar to ours which include conversion provisions of between 20% and 30%, the 20% threshold had been customary and standard for offerings similar to ours. If the maximum number of holders seek conversion under the threshold level we are using, we would be required to pay such holders $23,579,992. Accordingly, such funds would not be available to us to pay the purchase price if we intended to pay the purchase price in cash. As a result, we may need to arrange third party financing to help fund our business combination. Even if our business combination does not require us to use substantially all of our cash to pay the purchase price to the sellers of the target business, if a significant number of stockholders exercise their conversion rights, we will have less cash available to us to use in furthering our business plans following a business combination. This may make it more difficult for us to be successful following our business combination.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business. This may limit our ability to consummate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

        We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using DTC's DWAC System. In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders generally should allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a "group" with, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering.

        When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Accordingly, if you purchase more than 10% of the shares underlying the units sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per share conversion price.

Because of our limited resources, certain limitations in our amended and restated certificate of incorporation and the significant competition in business combination opportunities, we may not be able to consummate an attractive business combination or any business combination at all.

        We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. As a result, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. As of                    , 2008, only        of the            blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination. This may indicate that there are fewer attractive target businesses available to entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time period, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds of this offering in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. Any failure to secure additional financing would have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

There is currently no market for our securities, and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more unsuccessful proposed business combinations, the filing of periodic reports containing unfavorable disclosure with the SEC and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our officers, directors, existing stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, existing stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

        Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Therefore, they may profit from a proposed business combination even though the transaction may ultimately prove unprofitable for public stockholders and accordingly may have a conflict of interest in determining whether to submit a proposal for a business combination to our stockholders for approval. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 30.6% or $2.45 per share (the difference between the pro forma net tangible book value per share of $5.55, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        We will be issuing warrants to purchase 10,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 2,600,000 shares of common stock. To the extent that we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the exercise, or even the possibility of exercise, of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

Our management's ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

        If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a "cashless basis." If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential "upside" of the holder's investment in our company.

If our existing stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 2,500,000 shares of common stock (or 2,875,000 shares of common stock if the underwriters exercise their over-allotment option in full) and 2,600,000 warrants (as well as 2,600,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing a business combination.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain adequate internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. A target business with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal controls. The development of the internal controls of any such entity to comply with the Sarbanes-Oxley Act may increase the time and expense necessary to complete or integrate any such business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        A company that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

        If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

  •
  restrictions on the nature of our investments;

  •
  restrictions on our use of leverage; and

  •
  restrictions on the issuance of securities.

        In addition, we may have imposed upon us certain burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        Compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and Lazard Capital Markets. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  •
  prior to the consummation of our initial business combination, we will submit any business combination to our stockholders for approval;

  •
  we may consummate our initial business combination if (i) it is approved by a majority of the shares of common stock voted by the public stockholders, (ii) a majority of our stockholders vote in favor of the amendment to extend our corporate life described above and (iii) public stockholders owning less than 30% of the shares purchased by the public stockholders in this offering both vote against the business combination and exercise their conversion rights;

  •
  if our initial business combination is approved and consummated, public stockholders who voted both against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

  •
  if a business combination is not consummated within the time period specified in this prospectus, then we will be dissolved and will distribute to all of our public stockholders their pro rata share of the trust account; and

  •
  we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

        Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we have agreed not to take any actions to waive or amend any of these provisions.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

        We may effect a business combination with a company located outside of the United States. If we were to do so, we would be subject to any special considerations or risks associated with companies operating in the target business' home jurisdiction, including any of the following:

  •
  rules and regulations or currency conversion or corporate withholding taxes on dividend payments to individuals;

  •
  tariffs and trade barriers;

  •
  regulations related to customs and import/export matters;

  •
  longer payment cycles;

  •
  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

  •
  currency and exchange rate fluctuations;

  •
  challenges in collecting accounts receivable;

  •
  cultural and language differences; and

  •
  employment regulations.

        We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements, and we may not be able to enforce our legal rights.

        If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates likely will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under federal securities laws.

A business we acquire may be subject to extensive government regulation, which could negatively impact our operations if we are successful in completing a business acquisition.

        Certain industries in which a target business may operate could be extensively regulated by the federal government, any states in which such business has operations or any foreign government. We cannot assess which laws and regulations may apply to a target business because we have not had any discussions with potential target businesses and do not know in which industry a potential target business may operate. The existence of government regulations that apply to a potential target business, or changes in such regulations, which are subject to occur, could create delays in bringing products or services to market, effect a target business' ability to grow into new markets, and impose costs that would affect profitability, among other things. In addition, the failure to properly comply with government regulations could subject a target business to fines and penalties.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$80,000,000		$92,000,000
From private placement	2,600,000		2,600,000

Total gross proceeds	$82,600,000		$94,600,000

Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 4% of which is payable at closing and 3% of which is payable upon consummation of a business combination)	$3,200,000	(2)	$3,680,000 (2)
Legal fees and expenses	305,000		305,000
Printing and engraving expenses	100,000		100,000
American Stock Exchange filing and listing fee	80,000		80,000
Accounting fees and expenses	50,000		50,000
FINRA filing fee	16,600		16,600
SEC registration fee	4,943		4,943
Miscellaneous expenses	143,457	(3)	143,457 (3)
Net proceeds (before a payment of deferred underwriting fees)
Held in trust	78,600,000		90,120,000
Not held in trust	100,000		100,000

Total net proceeds	$78,700,000		$90,220,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$660,000		(38.8)%
Due diligence of prospective target businesses by officers, directors and existing stockholders	400,000		(23.5)%
Payment of administrative fee to Cherry Tree Companies, LLC ($10,000 per month for 24 months)	240,000		(14.1)%
Legal and accounting fees relating to SEC reporting obligations	200,000		(11.8)%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	200,000		(11.8)%

Total	$1,700,000		(100.0)%

(1)
We have paid or will pay a portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, from the funds we received from Adam Smith Companies and Mr. Stofer described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)
No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $2,400,000, or $2,760,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)
The miscellaneous expenses are anticipated to be allocated for "road show" expenses (such as travel and lodging expenses) and other expenses (such as mailing and distribution charges) incurred by or on our behalf as well as for any unanticipated costs or amounts in excess of our estimates. To the extent not used for such purposes, any remainder will be received by us and included in our working capital following the offering.

(4)
The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment is exercised. In addition, $1,600,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

        In addition to the offering of units by this prospectus, certain of our officers and directors and their affiliates have committed to purchase the insider warrants (for an aggregate purchase price of $2,600,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the sale of the insider warrants. All of the proceeds we receive from this sale will be placed in the trust account described below.

        Of the net proceeds of this offering, $76,000,000, or $87,520,000 if the over-allotment option is exercised in full, plus the $2,600,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,600,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

        The payment to Cherry Tree Companies of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Cherry Tree Companies for our benefit and is not intended to provide our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Minneapolis, Minnesota metropolitan area, that the fee charged by Cherry Tree Companies is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month administrative fee, no compensation of any kind (including finder's, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to "Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination," "Due diligence of prospective target businesses by our officers, directors and existing stockholders" and "Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves." Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us outside of the trust account for our search for a business combination will be approximately $100,000. In addition, interest earned on the funds held in the trust account, up to $1,600,000, may be released to us to fund our working capital requirements. We intend to use the excess working capital (approximately $200,000) for director and officer liability insurance premiums (approximately $120,000), with the balance of $80,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

        The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

        We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. While we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we were to do so, we may pay a fee to them for their services for assisting us in locating a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, certain of our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

        Adam Smith Companies, an affiliate of Mr. Christianson, and Mr. Stofer have advanced to us a total of $100,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loans will be payable without interest on the earlier of November 28, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

        We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

        Upon the consummation of our initial business combination, the underwriters will be entitled to receive the deferred portion of their discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions then in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions to the public stockholders on a pro rata basis.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At December 31, 2007, our net tangible book value was a deficiency of $91,082, or approximately $0.04 per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at December 31, 2007 would have been $52,743,968 or $5.55 per share, representing an immediate increase in net tangible book value of $5.59 per share to the existing stockholders and an immediate dilution of $2.45 per share or 30.6% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $23,579,992 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per share conversion price equal to the amount in the trust account (a portion of which is made up of approximately $2,400,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	(0.04)
Increase attributable to new investors and private sales	5.59

Pro forma net tangible book value after this offering		5.55

Dilution to new investors		2.45

        The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration
						Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	2,500,000	(1)	20.0%	$25,000	0.03%	$0.01
New investors	10,000,000		80.0%	$80,000,000	99.97%	$8.00

	12,500,000		100.0%	$80,025,000	100.0%

(1)
Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 375,000 shares of common stock.

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(91,082)
Proceeds from this offering and private placement	78,700,000
Offering costs paid in advance and excluded from net tangible book value before this offering	115,042
Less: Deferred underwriters' fee paid upon consummation of a business combination	(2,400,000)
Less: Proceeds held in trust subject to conversion to cash	(23,579,992)

52,743,968
Denominator:
Shares of common stock outstanding prior to this offering	2,500,000 (1)
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion	(2,999,999)

9,500,001

(1)
Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 375,000 shares of common stock.

CAPITALIZATION

        The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2007
	Actual	As Adjusted(1)
Notes payable to stockholders(2)	$100,000	$—

Underwriter fee payable	—	2,400,000

Common stock, $0.0001 par value, -0- and 2,999,999 shares which are subject to possible conversion, shares at conversion value(3)	—	23,579,992

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; -0- issued or outstanding	—	—

Common stock, $0.0001 par value, 35,000,000 shares authorized; 2,875,000 shares issued and outstanding, actual; 9,500,001 shares(4) issued and outstanding (excluding 2,999,999 shares subject to possible conversion), as adjusted	288	950
Additional paid-in capital(4)	24,712	52,744,058
Deficit accumulated during the development stage	(1,040)	(1,040)

Total stockholders' equity:	23,960	52,743,968

Total capitalization	123,960	78,723,960

(1)
Includes the $2,600,000 we expect to receive from the sale of the insider warrants.

(2)
The notes payable issued to Adam Smith Companies and Mr. Stofer are non-interest bearing and payable on the earlier of November 28, 2008 or the consummation of this offering.

(3)
The conversion value of $7.86 is based on net proceeds of $78,600,000 held in trust after the consummation of this offering divided by the proposed offering of 10,000,000 units.

(4)
Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 375,000 shares of common stock.

        If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per share conversion price equal to the amount in the trust account (a portion of which is made up of $2,400,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon and not previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

        Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, our non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We were formed on November 13, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the percentage ownership interest of investors in this offering;

  •
  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

  •
  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our securities.

        Similarly, if we issue debt securities, it could result in:

  •
  significant restrictions on the operations of our business and the ability to pay dividends;

  •
  default and foreclosure on our assets, if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due in the event that the debt security contains covenants requiring the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

  •
  increased vulnerability to adverse changes in general economic, industry and competitive conditions and governmental regulation;

  •
  our immediate payment of all principal and accrued interest, if any, if any debt security is payable on demand;

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

  •
  other disadvantages compared to our competitors who have less debt.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date through the receipt of $25,000 from the sale of 2,875,000 shares of common stock and loans of $100,000 from Adam Smith Companies and Gordon F. Stofer that are more fully described below. We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $700,000 and underwriting discounts of approximately $5,600,000, or $6,440,000 if the over-allotment option is exercised in full, will be approximately $73,700,000, or $84,860,000 if the underwriters' over-allotment option is exercised in full. However, the underwriters have agreed that $2,400,000, or $2,760,000 if the over-allotment option is exercised in full, of the underwriting discounts will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $76,000,000, or $87,520,000 if the over-allotment option is exercised in full, plus the $2,600,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $100,000 in either event, will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that we use our capital stock in whole or in part as consideration to effect a business combination, we expect to use the remaining proceeds held in the trust account as well as any other net proceeds not expended as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations, for strategic acquisitions and for marketing, research and development of existing or new products. We could also use such funds to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        We believe that, upon consummation of this offering, the $100,000 of net proceeds not held in the trust account plus the up to $1,600,000 of interest earned on the trust account balance that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

  •
  $660,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

  •
  $400,000 of expenses for the due diligence and investigation of a target business by our officers, directors and existing stockholders;

  •
  $240,000 for the administrative fee payable to Cherry Tree Companies ($10,000 per month for twenty four months);

  •
  $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

  •
  $200,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including approximately $120,000 for director and officer liability insurance premiums.

        We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

Related Party Transactions

        We are obligated, commencing on the date of this prospectus and expiring upon the earlier of the consummation of our initial business combination or our liquidation, to pay to Cherry Tree Companies a monthly fee of $10,000 for general and administrative services.

        On November 28, 2007, Adam Smith Companies and Mr. Stofer advanced an aggregate of $100,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of November 28, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in our trust account.

        Certain of our officers and directors and their affiliates have committed to purchase an aggregate of 2,600,000 warrants at $1.00 per warrant (for a total purchase price of $2,600,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We believe that the purchase price of the insider warrants approximates the fair value of such warrants.

PROPOSED BUSINESS

Introduction

        We are a recently organized Delaware blank check company incorporated on November 13, 2007 in order to serve as a vehicle for the acquisition of an operating business. We intend to focus our search on businesses that may provide significant opportunities for growth and thereby increasing value for our stockholders. These prospective target businesses will not be limited to a particular industry and will be identified and acquired by leveraging our investing and operational experience as private equity investors, executives and active directors in publicly-traded growth companies.

        We will seek to capitalize on the investing and management expertise of our officers and directors and our affiliation with Cherry Tree Companies. Cherry Tree Companies was founded by Anton (Tony) J. Christianson, our chairman of the board, and Gordon F. Stofer, our chief executive officer, and has been active in private equity, venture capital, and public company investing since 1980. Mr. Christianson and Mr. Stofer are owners of Cherry Tree Companies' four affiliated businesses headquartered in Minneapolis, Minnesota: Cherry Tree Investments, LLC which invests primarily in private growth companies through partnerships composed of institutions, corporations and wealthy individuals; Cherry Tree & Associates, LLC, an investment banking firm licensed by the Financial Industry Regulatory Authority, or FINRA, which provides advisory services in middle market merger and acquisition transactions and private placements, and Cherry Tree Family Office, LLC, a registered investment advisor, which provides investment management services to successful chief executive officers and prominent families; and Adam Smith Management Company, LLC which invests primarily in public stocks under $1 billion in market capitalization through a hedge fund. These affiliated businesses provide processing and analytical capabilities, due diligence support and proprietary outreach for sourcing potential targets.

        We expect to benefit from the significant experience and contacts of our board of directors and from our access to the investment professionals, advisors and investors associated with Cherry Tree Companies. Mr. Christianson and Mr. Stofer have long relationships with the members of our board of directors who we believe share a similar growth-oriented investment philosophy. They have invested and worked together on many entrepreneurial companies.

        We believe that, due to our private and public company investment and board member experience, our network of chief executive officers, investors and private equity fund managers and our existing infrastructure, we will be able to find an attractive merger partner that is ready to be a public company and can thrive after the consummation of our business combination. We believe that owners of privately-held companies will be able to benefit from the unique perspective and credibility that we have generated in 30 years of experience as private equity and venture capital investors.

        The proceeds of this offering, our status as a public company and the significant business experience of our executives and directors will be primary factors in addressing some of the concerns for owners of companies, including:

Owners Need Liquidity Events.

        Owners of privately held companies have many reasons to seek liquidity events. Private equity and venture capital fund managers seek to maximize their investment returns within the time constraints of a limited-life partnership. They also need to realize attractive returns for their limited partners in order to raise capital for subsequent funds. Entrepreneurs and families frequently hold a significant portion of their net worth within a single investment and often desire ways in which to diversity their holdings while staying active in the company. Finally, corporations frequently seek to divest non-strategic business units so that they may re-deploy capital in their primary business segments.

Owners are Concerned about Going Public.

        Successfully operating a company in the public markets is challenging. Many owners of private companies simply do not want to face the governance rules, regulatory oversight, director liability, expense and pressure for quarterly earnings associated with being a public company. We offer an appealing way to transition to being a public entity with experienced directors that are capable of leading and guiding the operations of the target.

Competitive Strengths

        We believe that our executives and directors offer the following competitive strengths in terms of finding target companies and attracting proven executive talent:

  •
  Experience with Public Companies:  Through their investment activities, Mr. Christianson and Mr. Stofer have been directors of 17 publicly-traded companies and are experienced in all aspects of the initial public offering, or IPO, process. They have actively participated in pre-IPO operational reviews, underwriter selection meetings, IPO pricing committees, and public company board composition. After the IPO, they have significant experience working with management teams to optimize growth strategies, evaluate and negotiate acquisitions, hire key executives, and comply with all governance, accounting, and regulatory requirements, including those established by Sarbanes Oxley. They have chaired numerous audit committees, compensation committees, nominating committees and special committees. Mr. Christianson and Mr. Stofer invest and operate with the philosophy that an IPO is a significant evolutionary achievement for a company and it should not be viewed simply as a liquidity event.

  •
  Partnering with Management Teams:  Over the course of their careers, Mr. Christianson and Mr. Stofer have served on over 65 boards of directors and interfaced on a regular basis with many CEOs. They have invested in companies which have experienced extremely rapid growth phases and others which have had significant difficulties. In both types of situations, they have partnered with the management teams to help them deal with their particular challenges. Our executives make an effort to be interpersonally adaptive to different CEO management styles but ensure that the critical facets of company-building, such as strategic direction, operational design, human resource management, corporate finance, mergers and acquisitions, debt and equity financings and governance are always addressed professionally by a company's management team.

  •
  Growth Platform Investing:  Mr. Christianson and Mr. Stofer have evolved their investment strategy over time from traditional venture capital investing towards "Growth Platform Investing", which is investing in companies that offer more predictability and an accelerated corporate development path. Growth Platform Investing involves acquiring an existing business within a given industry and using it as a base to pursue further acquisitions and organic growth, assemble a qualified management team and recruit effective board of director members. We believe that our principals' experience in Growth Platform Investing will enable us to identify a suitable target business and to help that business grow quickly following consummation of a business combination.

  •
  CEO-Driven™ Investment Philosophy:  Our principals' philosophy and investment strategy centers on the CEO as a key element in their investment and sourcing process. CEO-Driven™ investing is manifested by three different types of opportunities: (i) investing with a proven CEO to jointly pursue a shared strategic vision, preferably by acquiring a Growth Platform as a first step, (ii) recruiting an experienced business executive to become the CEO of a Growth Platform we have identified or already purchased and (iii) investing in and partnering with the CEO of an existing growth company that has an established Growth Platform and offers an attractive investment proposition. Our principals' CEO-DrivenTM investment philosophy has helped them develop an extensive network of executives from Cherry Tree portfolio company CEOs, fellow board members and other successful CEOs that will help us to identify unique business combination opportunities. In addition, we believe this network will help us formulate new strategic initiatives, identify Growth Platforms and acquisition targets and seek referrals of executives who could be recruited into a target business as CEO, a key executive or board member.

  •
  National Focus and Deep Midwest Network.  Mr. Christianson and Mr. Stofer conduct their business activities through Cherry Tree Companies and its affiliates on a national basis. Their relationship network is strongest in the Midwest where they started Cherry Tree Companies in 1980 and where they have made most of their investments. They have strong working relationships with many attorneys, accountants, executive recruiters, consulting organizations, commercial bankers, and investment banking firms in the Midwest and throughout the United States which significantly adds to their ability to process, filter, and source opportunities. They have also co-invested with numerous private equity and venture capital firms on a national basis whose portfolio companies may be candidates to consider our company as a vehicle to become public. Therefore, we expect to conduct our sourcing initiatives in the Midwest and throughout the United States.

  •
  Existing Infrastructure.  Cherry Tree Companies and its affiliates have an in-house professional team and support staff that regularly interface with management teams of growth companies seeking capital or other advisory services. The Managing Directors within the investment banking affiliate, Cherry Tree & Associates, are in regular contact with private equity firms and large corporations when working on its clients' behalf, which builds important relationships and provides real-time perspective on the M&A market and on valuation metrics. Cherry Tree Family Office has a team of dedicated, multi-client family office professionals who regularly meet successful entrepreneurs and CEOs who may have had a recent liquidity event, and who could become clients. Finally, Adam Smith Management has dedicated personnel who are focused primarily on public stock investing in companies with market capitalizations under $1 billion. Through this affiliation, we will have access to valuable input when developing information on a particular company's competitive landscape and analyzing comparable companies to establish valuation benchmarks. We believe that the professionals of Cherry Tree Companies' will be a valuable resource in helping us source, evaluate, and consummate a business combination.

Favored Business Characteristics

        Our acquisition strategy will focus on companies that have demonstrated a potential for growth where our officers and directors can add value as directors and partners with the executive management team. While there are many characteristics that can contribute to strong operating performance, the following represents some of our favored characteristics:

  •
  Platform for Long-Term Growth.    We intend to focus on companies that have a platform for growth that can be enhanced and grown more aggressively as a public company. In addition to organic growth, we expect that these companies will be able make strategic acquisitions of complementary businesses or "tuck in" acquisitions to accelerate growth.

  •
  Replicable Business Model.    We will seek to acquire businesses that have a replicable business process or unit that drives growth. Replicable components may be found in many ways, such as (i) physical business units or profit centers that can be geographically expanded; (ii) organizational elements, such as a well-defined formula for adding more sales people with predictable outcomes; or (iii) business processes, such as the use of the internet and email in customer acquisition programs. We have found that businesses with replicable components often create strong recurring revenue streams that provide predictability in forecasting and stability in financial performance.

  •
  Established Companies.    We will generally seek to acquire established companies with an emphasis on companies with established customers, a growing revenue base and clearly defined operating metrics. We do not intend to acquire start-up companies, companies with speculative business plans or companies that we believe have significant technology risk.

  •
  Strong Competitive Industry Position.    We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.

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  Platform for Strong and Experienced Management Team.    We will seek to acquire businesses that have strong, experienced management teams in place who desire to embrace the challenges and opportunities of running a public company. However, we also have the background and the contacts to add high level management talent into situations that require enhanced capabilities or experience to transition into the public markets. We believe that the expertise of Mr. Christianson and Mr. Stofer and our other officers and directors will complement the executives and operating managers of the target company. However, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty, and we cannot assure you that they will continue their respective roles with us.

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  Diversified Customer and Supplier Base.    We will seek to acquire businesses that have a diversified customer and supplier base. We believe that companies with diversified customer and supplier bases have more power in pricing their products or services and more control over managing costs from their suppliers. They are also generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Effecting a Business Combination

  General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to consummate a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we probably will have the ability, as a result of our limited resources, to effect only a single business combination.

  We have not identified a target business or target industry

        To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

        Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of target businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. Our officers and directors have been involved in sourcing, evaluating and conducting due diligence on transactions of similar values. In the last five years, Mr. Christianson and Mr. Stofer have been investors, directors and advisors in three initial public offerings of $59 million, $92 million and $224 million, as well as two merger and acquisition transactions with transactional values in excess of $64 million. Moreover, through Cherry Tree & Associates' investment banking activities, our officers advised on three additional merger and acquisition transactions with transactional values in excess of $64 million, one of which exceeded $700 million.

        While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. However, they may retain consultants and advisors with experience in the evaluation of such business combinations and in our determination of whether or not to proceed with such a business combination, although we are not required to do so and may determine that our management is able to make its own determinations based on its collective business experience. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation by us or a target business prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

        We will not acquire an entity with which our management has had acquisition or investment discussions through their other business activities. Moreover, none of our officers, directors, existing stockholders or their affiliates has any present intention to present to us for our consideration any potential target business that they have become aware of through their other business activities. We also do not anticipate acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our officers, directors and existing stockholders. However, if circumstances change and we determined to acquire such an entity, we will be required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

  Selection of a target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

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  financial condition and results of operation;

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  history of market penetration;

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  financial and growth forecasts;

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  management team strength and willingness to operate as a public company;

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  ownership and objectives of key investors and managers;

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  new product development cycle and pipeline of opportunities;

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  on-going capital requirements and investment needs in the future;

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  intellectual property and other proprietary business processes or services;

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  competitive landscape and current market position;

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  customer relationships and likely recurring nature of revenue streams;

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  pending or planned acquisition activity;

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  market size and growth dynamics;

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  entry barriers;

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  regulatory environment; and

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  costs associated with consummating the business combination.

        These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management, Cherry Tree Companies or associates or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. Following this due diligence review, the officers or directors that have been involved in the process will determine whether such target business should be analyzed by the full board of directors. If so, our full board of directors will meet to discuss the merits of the transaction and determine whether to proceed with a proposed business combination, negotiate a definitive agreement and present such proposed business combination to stockholders for their approval. Any such proposed business combination would need to be approved by a majority of the board of directors present at a meeting in which at least a quorum of the board of directors is present. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

        Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we were to do so, we may pay a fee to them for their services for assisting us in locating a target business.

  Fair market value of target business

        The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning more than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, earnings, EBITDA and cash flow, book value or a combination of these criteria). If our board is not able to determine independently that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Such an opinion would be included in the proxy solicitation materials we will furnish to our stockholders in connection with seeking stockholder approval of the proposed business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold, unless the target business is affiliated with one of our directors, officers or initial stockholders.

  Lack of business diversification

        Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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  result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we decide to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

  Limited ability to evaluate the target business' management

        Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

        In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. None of our officers, directors, existing stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, existing stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

  Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares underlying the units sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder's ability to convert only 10% of the shares underlying the units sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction.

        We view the right to seek conversion as an obligation to our stockholders, and we have agreed not to take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. The actual per share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per share conversion price would be approximately $7.86.

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in "street name," to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using DTC's DWAC System, at the holder's option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in "street name," in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

        The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved. This is in contrast to many other blank check companies' offerings. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price.

        There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35 and it would be the broker's decision whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting—the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

        Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

        If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

        We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 29.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to prevent us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

        Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.14 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.86 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

  Liquidation if no business combination

        Our amended and restated certificate of incorporation provides that we will continue in existence only until                        , 2010 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had voted formally to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                        , 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders, and we have agreed not to take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

        If we are unable to complete a business combination by                        , 2010 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, certain of our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per share liquidation price would be $7.86. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Adam Smith Companies and Gordon F. Stofer have agreed, pursuant to agreements with us and Lazard Capital Markets, that if we liquidate prior to the consummation of a business combination, they will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. However, the agreement entered into by Adam Smith Companies and Gordon F. Stofer specifically provides that there will be no liability as to any claimed amounts owed to a third party who executed a waiver, including the underwriters (even if such waiver is subsequently found to be invalid and unenforceable). We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per share liquidation price could be less than $7.86, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.86 per share.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after                         , 2010 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we expect the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per share distribution from the trust account could be less than $7.86 due to claims or potential claims of creditors.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders.

Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                        , 2010 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

        In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately            blank check companies that have completed initial public offerings in the United States with more than $             billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leveraged buyout firms and operating businesses looking to expand their operations through the acquisition of a target business or businesses. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

  •
  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

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  our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

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  our outstanding warrants and the potential future dilution they represent.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our principal executive offices at 301 Carlson Parkway, Suite 103, Minneapolis, Minnesota 55305. The cost for this space is included in the $10,000 per-month fee Cherry Tree

Companies will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Cherry Tree Companies. We believe, based on rents and fees for similar services in Minnesota, that the fee charged by Cherry Tree Companies is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

        There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings under Rule 419

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$76,000,000 of the net offering proceeds plus the $2,600,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Smith Barney, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$66,960,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $76,000,000 of net offering proceeds plus the $2,600,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K or in a subsequent Form 8-K information indicating if Lazard Capital Markets has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account
There can be released to us, from time to time, interest earned on the funds in the trust account of up to an aggregate of $1,600,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements, as well as any amounts that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds
	Except for (i) up to $1,600,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Anton J. Christianson	56	Chairman of the Board
Gordon F. Stofer	60	Chief Executive Officer and Director
David G. Latzke	48	Senior Vice President, Finance
Arthur F. Schlobohm IV	34	Vice President
John C. Bergstrom	47	Director
Timothy M. Heaney	61	Director
John S. Bode	59	Director

        Anton J. (Tony) Christianson has served as our chairman and member of our board of directors since our inception. Mr. Christianson is a co-founder and chairman of Cherry Tree Companies, which he formed with Mr. Stofer in 1980. He is also the chairman of its affiliates: Cherry Tree Investments, Inc., Cherry Tree & Associates, LLC (a FINRA licensed broker-dealer), Cherry Tree Family Office (a Registered Investment Advisor) and the chief executive officer of Adam Smith Management, LLC (a Registered Investment Advisor). Mr. Christianson has spent more than 30 years in the venture capital and private equity communities in a variety of capacities. He has been the managing partner of several partnerships ("Cherry Tree Ventures") that were focused on investing in entrepreneurially-managed companies. Most recently, this included Cherry Tree Ventures IV, which has had two significant initial public offerings within the last two years: Capella Education Company (NASDAQ: CPLA) and Dolan Media Company (NYSE: DM). In these partnerships, Mr. Christianson was responsible for making and monitoring investments and for reviewing strategic direction for all portfolio companies. From 1978 to 1980, he was an investment officer and vice president of Northwest Growth Fund (predecessor to Norwest Equity Partners and Norwest Venture Capital). From 1972 to 1974, he worked for Arthur Andersen as a systems analyst in their consulting practice. He currently sits on the boards of Dolan Media Company (NYSE: DM), Fair Isaac Corporation (NYSE: FIC), Titan Machinery Inc. (NASDAQ: TITN), Peoples Educational Holdings (NASDAQ: PEDH) and AmeriPride Services Inc. Mr. Christianson received the Outstanding Director of the Year from the National Association of Corporate Directors in 2002 and was a finalist for the Entrepreneur of the Year Award in 1994. He graduated with a B.A. from St. John's University, Collegeville, MN and earned an M.B.A. from Harvard Business School, where he was a Baker Scholar.

        Gordon F. Stofer has served as our chief executive officer and member of our board of directors since our inception. Mr. Stofer is a co-founder and chief executive officer of Cherry Tree Companies which he formed with Mr. Christianson in 1980. He is also the chief executive officer of its affiliates: Cherry Tree Investments, Inc., Cherry Tree & Associates, LLC and Cherry Tree Family Office and is an officer of Adam Smith Management, LLC. Mr. Stofer has spent more than 30 years in the venture capital and private equity industries in a variety of capacities. He has been the managing partner of several partnerships that were focused on investing in entrepreneurially-managed companies. Most recently, this included Cherry Tree Ventures IV, which has had two significant initial public offerings within the last two years: Capella Education Company (NASDAQ: CPLA) and Dolan Media Company (NYSE: DM). In these partnerships Mr. Stofer was responsible for making and monitoring investments, as well as coordinating all fund raising and investor relations related to the funds. From 1977 to 1980, he was an investment officer and vice president of Northwest Growth Fund. Prior to that, from 1975 to 1977, he was a marketing manager for Honeywell in their energy management division. From 1970 to 1972, he served as an officer aboard a destroyer in the United States Navy. During his investment career, Mr. Stofer has been a director of over 25 private and public companies and has served on eight public company boards and related committees. He currently sits on the boards of Insignia Systems Inc.

(NASDAQ: ISIG) and VEE Corporation (Sesame Street Live). Mr. Stofer has been a past president of the Minnesota Venture Capital Association, received the Outstanding Director of the Year from the National Association of Corporate Directors in 1997 and was a finalist for the Entrepreneur of the Year Award in 1994. Mr. Stofer received a B.S. in Engineering from Cornell University with an engineering degree and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

        David G. Latzke has served as our senior vice president, finance, since our inception. Since January 2007, Mr. Latzke has been a managing director at Cherry Tree Companies working in the investment management and investment banking divisions. His focus is on strategic advisory services to both private and public companies as well as M&A and capital market transactions. From June 2006 until joining Cherry Tree in January 2007, Mr. Latzke provided consulting services to small and middle market companies. His clients included software, technology, and manufacturing and distribution companies. From April 1993 to June 2006, Mr. Latzke served as senior vice president, chief financial officer and secretary of SoftBrands, Inc. (AMEX: SBN), a provider of enterprise software and related professional services. SoftBrands acquired Fourth Shift Corporation (NASDAQ: FSFT), where Mr. Latzke served as chief financial officer, in April 2001. From June 1982 to April 1993, Mr. Latzke was at Arthur Andersen & Co. serving both closely held entrepreneurial companies and public registrants. As an advisor and public company chief financial officer, Mr. Latzke has had the opportunity to lead numerous financings, capital transactions, acquisitions and divestiture transactions and restructuring projects. He received a B.A. in Accounting from the University of Northern Iowa and is a Certified Public Accountant.

        Arthur F. Schlobohm IV (Ty) has served as our vice president since our inception. Since April 2007, Mr. Schlobohm has served as a managing director at Cherry Tree Companies working within the investment management and investment banking division. His focus is in the financial services sector of the investment banking division and strategic development for Cherry Tree's internal hedge fund. From September 2004 to January 2007, he was co-founder and managing partner at Langschiff Partners, LLC, an international consulting firm that worked exclusively with alternative investment and private equity firms. Langschiff advised on multiple mergers and acquisitions between investment banks and asset managers as well as placing capital from pension funds, endowments, foundations, banks, fund of funds and large family offices. From November 2000 to September 2004, Mr. Schlobohm was a portfolio manager and partner at ETG LLC where he ran the Minneapolis trading desk as well a firm sponsored hedge fund. From November 1996 to November 2000, Mr. Schlobohm was a portfolio manager at First New York and focused on special situations and public equity investments. Mr. Schlobohm received a B.A. in Economics from St. Lawrence University.

        John C. Bergstrom has served as a member of our board of directors since our inception. Since 1995, Mr. Bergstrom has served as a partner of RiverPoint Investments, a St. Paul, Minnesota-based business and financial advisory firm. From 1985 through 1995, Mr. Bergstrom was employed by Cherry Tree Investments, where he was a vice president and served as an investment officer and director representative for numerous portfolio companies. Mr. Bergstrom is also currently a director of Dolan Media Company (NYSE: DM), a business information company, Peoples Educational Holdings, Inc. (NASDAQ: PEDH), an educational materials publisher; Instrumental, Inc., a provider of technology services to the government sector; Tecmark, Inc., a provider of business services focused on loyalty marketing programs; JobDig, Inc., a provider of employment advertising services and Great River Communications, Inc., a broadband services provider. Mr. Bergstrom received a B.A. in Economics from Gustavus Adolphus College and an M.B.A. from the University of Minnesota.

        Timothy M. Heaney has been a member of our board of directors since our inception. Mr. Heaney has been principally a private investor since September 2002. From September 2002 to September 2004, he served as part-time legal counsel and a consultant to Techne Corporation (NASDAQ: TECH), a biotechnology company engaged in the manufacture and worldwide sales of medical research and hematology products. From September 1999 to September 2002, Mr. Heaney served as a Director, Vice

President and General Counsel to Techne. From August 1972 to September 1999, Mr. Heaney was an attorney with the law firm of Fredrikson & Byron, Minneapolis, Minnesota where he specialized in securities law, mergers and acquisitions and served as a Trustee under the Securities Investor Protection Act. Mr. Heaney received a B.A. from St. John's University, Collegeville, MN (cum laude) and a J.D. from the University of Minnesota (cum laude).

        John S. Bode has been a member of our board of directors since our inception. Mr. Bode is a retired partner of KPMG, LLP with over 34 years of experience in public accounting. Since January 2005, Mr. Bode has been providing consulting services. From 1981 to January 2005, Mr. Bode was a partner with KPMG, LLP. Mr. Bode was the lead audit partner for numerous clients in the consumer products, food, agribusiness and manufacturing industries. Mr. Bode also currently serves on the board of The Valspar Corporation (NYSE: VAL) and Titan Machinery Inc. (NASDAQ: TITN) and serves as chairman of the audit committees for both entities. Mr. Bode is also a member of the National Association of Corporate Directors (NACD). Mr. Bode received a B.S. in Accounting from Minnesota State University at Mankato.

Board of Directors

        Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of John S. Bode, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of John C. Bergstrom and Timothy M. Heaney, will expire at the second annual meeting. The term of the third class of directors, consisting of Anton J. Christianson and Gordon F. Stofer will expire at the third annual meeting.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to identify and effect an acquisition successfully. Each of our officers and directors will have the same ability to present potential target businesses for consideration, with no individual having more or less discretion over the selection process. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. Following this due diligence review, the officers or directors that have been involved in the process will determine whether such target business should be analyzed by the full board of directors. If so, our full board of directors will meet to discuss the merits of the transaction and determine whether to proceed with a proposed business combination, negotiate a definitive agreement and present such proposed business combination to stockholders for their approval. Any such proposed business combination would need to be approved by a majority of the board of directors present at a meeting in which at least a quorum of the board of directors is present.

        The future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of them will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs following the consummation of a business combination. Moreover, our officers would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination.

Executive Compensation

        No executive officer has received any compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Cherry Tree Companies, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our executive officers compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. In addition, none of these persons will receive any compensation after our completion of a business combination for services rendered to us prior to the completion of such business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our audit committee or board of directors in certain circumstances, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such.

Director Independence

        The American Stock Exchange requires that a majority of our board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        Upon consummation of this offering, John C. Bergstrom, Timothy H. Heaney and John S. Bode will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

        Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of John S. Bode, as chairman, Timothy M. Heaney and John C. Bergstrom, each of whom is an independent director under the American Stock Exchange's listing standards. The audit committee's duties, which are specified in our Audit Committee Charter, will include:

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  reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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  discussing with management major risk assessment and risk management policies;

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  monitoring the independence of the independent auditor;

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  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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  reviewing and approving all related-party transactions;

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  inquiring and discussing with management our compliance with applicable laws and regulations;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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  appointing or replacing the independent auditor;

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  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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  monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, promptly taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

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  reviewing and ratifying all payments made to our initial stockholders, officers, directors or our or their affiliates, other than the payment of an aggregate of $10,000 per month to Cherry Tree Companies, LLC for office space and related services. Any payments made to members of our audit committee will be reviewed by our board of directors, with the interested director or directors abstaining from such review.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate" as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

  •
  In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that John C. Bergstrom satisfies the American Stock Exchange's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of John C. Bergstrom, as chairman, Timothy M. Heaney and John S. Bode, each of whom is an independent director under the American Stock Exchange's listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

        The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

  •
  should have demonstrated notable or significant achievements in business, education or public service;

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  should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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  should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person's candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

        Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

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  None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

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  The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and our officers and directors may own warrants, including the insider warrants, which will expire worthless if a business combination is not consummated. Additionally, our directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the insider warrants has agreed that such securities will not be sold or transferred by them until 90 days after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate candidate with which to effect a business combination.

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  Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination and exercise their conversion rights in connection therewith.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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  the corporation could financially undertake the opportunity;

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  the opportunity is within the corporation's line of business; and

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  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Cherry Tree Companies and our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a target business or businesses having a collective fair market value in excess of 80% of our net assets, subject to any pre-existing fiduciary or contractual obligations he might have. We do not expect our independent directors to present business opportunities to us, although they may become aware of business opportunities that may be appropriate for presentation to us. In such instances, they may determine to present those business opportunities to other entities with which they are or may be affiliated, in addition to, or instead of, presenting them us.

        As a result of their affiliations with the Cherry Tree Companies and its affiliates, our executive officers have pre-existing fiduciary obligations that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. To the extent that any of these individuals identifies a business opportunity that may be suitable for one of Cherry Tree Companies' investment partnerships, they will honor their pre-existing fiduciary obligation to such entity. Accordingly, they may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities.

        Additionally, our executive officers undertake a wide range of financial advisory, investment banking, asset management and other activities for a wide variety of clients, including institutions, companies and individuals, and for their own account. Accordingly, there may be situations in which they have an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations due to these activities.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, or enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing stockholders. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2008 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Anton J. Christianson	1,405,000	(3)	48.9%	1,221,739	(3)(4)	9.8%
Gordon F. Stofer	1,405,000	(3)	48.9%	1,221,739	(3)(4)	9.8%
John C. Bergstrom(5)	80,000	(6)	2.8%	69,565	(7)	*
David G. Latzke	60,000	(8)	2.1%	52,174	(9)	*
Arthur F. Schlobohm IV	60,000	(8)	2.1%	52,174	(9)	*
Timothy M. Heaney	30,000		1.1%	26,087		*
John S. Bode	30,000		1.1%	26,087		*
CT Companies, LLC	195,000		6.8%	169,565		1.3%
All directors and executive officers as a group (seven individuals)	2,875,000		100.0%	2,500,000	(10)	20.0%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is 301 Carlson Parkway, Suite 103, Minneapolis, Minnesota 55305.

(2)
Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 375,000 shares of common stock held by our initial stockholders.

(3)
Includes 195,000 shares of common stock held by CT Companies, LLC, an entity formed for the benefit of certain employees and associates of Cherry Tree Companies of which such individual controls. Accordingly, all shares held by CT Companies, LLC are deemed to be beneficially owned by them. Such shares have been allocated to certain employees of Cherry Tree Companies which vest over time commencing from the consummation of our initial public offering for as long as such individuals remain employed by Cherry Tree Companies. To the extent they do not vest, they will revert back to CT Companies, LLC. Does not include shares of common stock each may receive in the event that Messrs. Bergstrom's, Latzke's and Schlobohm's shares do not vest as described below in footnotes 6, 7, 8 and 9.

(4)
Does not include 2,490,000 shares of common stock issuable upon exercise of warrants held by Adam Smith Companies, an affiliate of Anton J. Christianson, and Gordon F. Stofer, which are not exercisable and will not become exercisable within 60 days.

(5)
The business address of Mr. Bergstrom is Riverpoint Investments, Inc., 356 Ramsey Street, St. Paul, Minnesota 55102.

(6)
Of these shares, 50,000 shares shall vest in three installments commencing on the first anniversary of our initial public offering provided he is still a member of our board of directors or is an advisor to our board. Any unvested shares shall revert back to Messrs. Christianson and Stofer (and/or their respective affiliates) in equal amounts.

(7)
Of these shares, 43,478 shares shall vest in three installments commencing on the first anniversary of our initial public offering provided he is still a member of our board of directors or is an advisor to our board. Any unvested shares shall revert back to Messrs. Christianson and Stofer (and/or their respective affiliates) in equal amounts. Does not include 50,000 shares of common stock issuable upon exercise of warrants that are not exercisable and will not become exercisable within 60 days.

(8)
Of these shares, 30,000 shares shall vest in three installments commencing on the first anniversary of our initial public offering provided he is still affiliated with Cherry Tree Companies. Any unvested shares shall revert back to Messrs. Christianson and Stofer (and/or their respective affiliates) in equal amounts.

(9)
Of these shares, 26,087 shares shall vest in three installments commencing on the first anniversary of our initial public offering provided he is still affiliated with Cherry Tree Companies. Any unvested shares shall revert back to Messrs. Christianson and Stofer (and/or their respective affiliates) in equal amounts. Does not include 30,000 shares of common stock issuable upon exercise of warrants that are not exercisable and will not become exercisable within 60 days.

(10)
Does not include 2,600,000 shares of common stock issuable upon exercise of warrants that are not exercisable and will not become exercisable within 60 days.

        Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

        If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 375,000 shares of common stock. Our initial stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option.

        All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after our consummation of an initial business combination. The initial shares may be released from escrow earlier than this date if the underwriters' over-allotment option is not exercised or exercised in part to the extent necessary to maintain our initial stockholders' ownership interest at 20% as described above or if, subsequent to the consummation of our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, the holders of these securities will not be able to sell or transfer their securities except (i) to an entity's members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of any initial stockholder, (iv) pursuant to a qualified domestic relations order or (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

        Certain of our officers and directors and their affiliates have committed to purchase the insider warrants (for a total purchase price of $2,600,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 90 days after we have completed a business combination.

        Messrs. Christianson and Stofer are our "promoters," as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

        In December 2007, we issued 2,875,000 shares of our common stock to Anton J. Christianson and Gordon F. Stofer in equal amounts for an aggregate price of $25,000 in cash, or a purchase price of approximately $0.01 per share. In December 2007, Messrs. Christianson and Stofer sold an aggregate of 455,000 shares of common stock to John C. Bergstrom, David G. Latzke, Arthur F. Schlobohm IV, Timothy M. Heaney, John S. Bode and CT Companies, LLC for the same price they originally paid for them. The following table reflects the current ownership of our outstanding securities:

Name	Number of Shares	Relationship to Us
Anton J. Christianson	1,210,000	Chairman of the Board
Gordon F. Stofer	1,210,000	Chief Executive Officer and Director
John C. Bergstrom	80,000	Director
David G. Latzke	60,000	Senior Vice President, Finance
Arthur F. Schlobohm IV	60,000	Vice President
Timothy M. Heaney	30,000	Director
John S. Bode	30,000	Director
CT Companies, LLC	195,000	Stockholder

        If the underwriters determine to not exercise their over-allotment option in full, our initial stockholders have agreed to forfeit an aggregate of 375,000 shares of common stock. If such shares are forfeited, the shares would revert to unissued status.

        If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders' ownership at a percentage of the total number of shares outstanding after this offering not to exceed 20%. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per share conversion or liquidation price could decrease by as much as $0.04.

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Adam Smith Companies, Gordon F. Stofer, David G. Latzke, Arthur F. Schlobohm IV and John C. Bergstrom have committed, pursuant to written subscription agreements with us and Lazard Capital Markets, to purchase the 2,600,000 insider warrants (for a total purchase price of $2,600,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 90 days after we have completed our initial business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Cherry Tree Companies has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Cherry Tree Companies $10,000 per month for these services. Accordingly, our executive officers will benefit from the transaction to the extent of their interest in Cherry Tree Companies. However, this arrangement is solely for our benefit and is not intended to provide our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in Minnesota, that the fee charged by Cherry Tree Companies is at least as favorable as we could have obtained from an unaffiliated person.

        As of the date of this prospectus, Adam Smith Companies and Gordon F. Stofer have advanced to us an aggregate of $100,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of November 28, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors (or, if there are no "independent" directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Transaction Policy

        Our code of ethics to be adopted upon consummation of this offering requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

        Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors' and officers' questionnaire on an annual basis that elicits information about related party transactions.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 35,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 2,875,000 shares of common stock are outstanding, held by eight stockholders of record. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K or in a subsequent Form 8-K information indicating if Lazard Capital Markets has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

        Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

        Under our amended and restated certificate of incorporation, if we do not consummate a business combination by                        , 2010 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. No shares of preferred stock are being issued or registered in this offering. Moreover, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; and

  •
                       , 2009 [one year from the date of this prospectus].

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire on                         , 2012, at 5:00 p.m., New York City time.

        We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option),

  •
  in whole and not in part,

  •
  at a price of $0.01 per warrant at any time after the warrants become exercisable,

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder, and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

        The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder's warrant upon surrender of such warrant.

        The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

        If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

        If we call the warrants for redemption and our management does not take advantage of this option, we have agreed to allow the purchasers of the insider warrants and their affiliates to exercise their insider warrants as described above for cash or on a cashless basis using the same formula that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by the purchasers or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

        There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol SXR.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols SXR and SXR.WS, respectively.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,375,000 shares if the over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares issued in private transactions not involving a public offering and are restricted securities under Rule 144. None of those shares would be eligible for sale under Rule 144 prior to December 5, 2008. However, as described below, the SEC has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if the underwriters' over-allotment option is not exercised or exercised in part to the extent necessary to maintain our initial stockholders'

ownership interest at 20% or if, following a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  •
  1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 143,750 if the over-allotment option is exercised in full); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

        The SEC recently adopted a number of amendments to Rule 144 that generally shorten from one year to six months the holding period for restricted securities and substantially reduce the restrictions (including the volume limitations) on the resale of securities by non-affiliates. These amendments also shorten the Rule 144(k) holding period to one year. As a result of these amendments, a substantial amount of our common stock may be available for sale in the public market earlier than as currently permitted, which could adversely affect the market price of our common stock. The amendments will become effective on February 15, 2008.

  SEC Position on Rule 144 Sales

        The SEC had taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. However, the amendments to Rule 144 discussed above contain provisions that, upon effectiveness, will make Rule 144 available to promoters or affiliates of blank check companies and their transferees one year after consummation of an initial business combination by the blank check company.

  Registration Rights

        The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following are the material U.S. federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code.

        This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers and traders in securities or foreign currencies;

  •
  persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  persons liable for the alternative minimum tax; and

  •
  tax-exempt organizations.

        The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service, or IRS, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

        If a partnership holds our securities, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, you should consult your tax advisor.

        WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

        Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

U.S. Holders

        This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a "U.S. holder" if you are a beneficial owner that is:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

  Dividends and Distributions

        In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under "—Sale or Other Disposition or Conversion of Common Stock" below.

        It is unclear whether the conversion feature of the common stock described under "Proposed Business—Effecting a Business Combination—Conversion rights" will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

  Sale or Other Disposition or Conversion of Common Stock

        Gain or loss you realize on the sale or other disposition of our common stock (other than a conversion but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock generally will be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under "Proposed Business—Effecting a Business Combination—Conversion rights" conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

        If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in "Proposed Business—Effecting a Business Combination—Conversion rights," the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in "—Dividends and Distributions" above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder's proportionate interest will constitute a "meaningful reduction" in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

  Sale or Other Disposition, Exercise or Expiration of Warrants

        Upon the sale or other disposition of a warrant, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

        In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

        If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

  Constructive Dividends on Warrants

        If at any time during the period you hold warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you would not receive a cash payment. If the conversion rate were adjusted in certain other circumstances (or in certain circumstances, there were a failure to make adjustments), such adjustments might also result in the deemed payment of a taxable dividend to you. You should consult your own tax advisor regarding the proper treatment of any adjustments to the warrants.

Non-U.S. Holders

        This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a "non-U.S. holder" is a beneficial owner (other than a partnership) that is not a U.S. holder, except that a "non-U.S. holder" does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our units or the components thereof.

  Dividends and Distributions

        If we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distribution treated as a dividend on the warrants as described in the last paragraph of "U.S. Holders—Constructive Dividends on Warrants" above), those dividends would generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you were eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provided proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN).

        Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

  Sale or Other Disposition of Securities

        You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities (including a conversion of your common stock into a right to receive cash that is not treated as a taxable dividend, as described above in "—U.S. Holders—Sale or Other Disposition or Conversion of Common Stock") unless:

  •
  the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and certain other conditions are met.

        We believe we are not and do not anticipate becoming a U.S. real property holding corporation. A conversion of your common stock into a right to receive cash pursuant to a conversion right that is treated as a taxable dividend because your percentage ownership in us is not treated for U.S. tax purposes as having been meaningfully reduced, as described above in "—U.S. Holders—Sale or Other Disposition or Conversion of Common Stock," will be taxed as described in "—Dividends and Distributions" above.

        Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

  Estate Tax

        Individual non-U.S. holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof) will be treated as U.S. situs property subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

        If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

        The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Lazard Capital Markets LLC
ThinkEquity Partners LLC
Ladenburg Thalmann & Co. Inc.

Total	10,000,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

        We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $    per unit and the dealers may reallow a concession not in excess of $            per unit to other dealers.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the insider warrants and public warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of securities by those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

        We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Without option	With option
Public offering price	$8.00	$80,000,000	$92,000,000
Underwriting discount(1)	$0.56	$5,600,000	$6,440,000
Proceeds before expenses(2)	$7.44	$74,400,000	$85,560,000

    (1)
    $2,400,000, or $2,760,000 if the underwriters' over-allotment option is exercised in full, of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination

    (2)
    The offering expenses are estimated at $700,000.

No discounts or commissions will be paid on the sale of the insider warrants.

        Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets and will receive a referral fee from Lazard Capital Markets equal to approximately 50% of the aggregate fee we pay to Lazard Capital Markets in connection with the offering.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions.  The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

  •
  Over-Allotments and Syndicate Coverage Transactions.  The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids.  The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

        Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

        Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriters' compensation in connection with this offering.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

        Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Dechert LLP, Washington, D.C., is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CHERRY TREE ACQUISITION CORP.
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Cherry Tree Acquisition Corp.

        We have audited the accompanying balance sheet of Cherry Tree Acquisition Corp. (a corporation in the development stage) (the "Company") as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the period from November 13, 2007 (date of inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cherry Tree Acquisition Corp. as of December 31, 2007, and the results of its operations and its cash flows for the period from November 13, 2007 (date of inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 14, 2008

CHERRY TREE ACQUISITION CORP.
(A Corporation in the Development Stage)

BALANCE SHEET
As of December 31, 2007

ASSETS
Current assets:
Cash	$68,418
Noncurrent assets:
Deferred offering costs	115,042

Total assets	$183,460

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$1,000
Accrued offering costs	58,500
Notes payable—stockholders	100,000

Total liabilities	159,500

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.0001 par value per share Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value per share Authorized 35,000,000 shares Issued and outstanding 2,875,000 shares	288
Additional paid in capital	24,712
Deficit accumulated during the development stage	(1,040)

Total stockholders' equity	23,960

Total liabilities and stockholders' equity	$183,460

The accompany notes are an integral part of these financial statements.

CHERRY TREE ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period from November 13, 2007 (date of inception) to December 31, 2007

Revenue	$—

Formation and operating costs	1,040

Net loss applicable to common stockholders	$1,040

Weighted average number of common shares outstanding	2,875,000

Net loss per common share—basic and diluted	$(0.00)

The accompany notes are an integral part of these financial statements.

CHERRY TREE ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from November 13, 2007 (date of inception) to December 31, 2007

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-In Capital		Total Stockholders' Equity
	Shares	Amount
Balances at November 13, 2007 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders at approximately $.0087 per share or $.01	2,875,000	288	24,712	—	25,000
Net loss for the period	—	—	—	(1,040)	(1,040)

Balances at December 31, 2007	2,875,000	$288	$24,712	$(1,040)	$23,960

The accompany notes are an integral part of these financial statements.

CHERRY TREE ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period from November 13, 2007 (date of inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in cash attributable to change in current liability:
Accrued expenses	1,000

Net cash used by operating activities	(40)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	25,000
Proceeds from notes payable—stockholders	100,000
Payments of deferred offering costs	(56,542)

Net cash provided by financing activities	68,458

NET INCREASE IN CASH	68,418
Cash at beginning of period	—

Cash at end of period	$68,418

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES
Accrual of deferred offering costs	$58,500

The accompany notes are an integral part of these financial statements.

CHERRY TREE ACQUISITION CORP.

(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 1—Organization and Business Operations

        Cherry Tree Acquisition Corp. (a corporation in the development stage) (the "Company") is a newly organized blank check company incorporated on November 13, 2007, under the Law of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 and is subject to the risks associated with activities of development stage companies.

        At December 31, 2007, the Company had not yet commenced any operations nor generated any revenue to date. All activity through December 31, 2007 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed pubic offering of up to 10,000,000 units ("Units") which is discussed in Note 3 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $7.86 per Unit sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged to assist in any way in connection with a search for a target business) and prospective target businesses the Company negotiates with, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements, nor is there any guarantee that, even if such entities execute such agreements, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims, which could take priority over those of our Public Stockholders. The Company's founding stockholders ("Initial Stockholders") have agreed to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that it will be able to satisfy those obligations. Furthermore, the Company cannot assure the Public Stockholders that, if the Company liquidates, they will receive upon liquidation not less than $7.86 per share, plus interest, due to such claims. The remaining net proceeds of $100,000 (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of

$1,600,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations.

        The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's Initial Stockholders prior to the Proposed Offering, including all of the officers and directors of the Company, have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation provides that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will be dissolved and liquidated for the purposes of winding up its affairs. In the event of liquidation, only the Public Stockholders will be entitled to receive liquidating distributions. In addition, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering ("IPO") price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3). In connection with any proposed Business Combination submitted for stockholder approval, the Company will also submit to stockholders a proposal to amend its Certificate of Incorporation to provide for the Company's perpetual existence, thereby removing this limitation on the Company's corporate life.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

Development Stage Company

        The Company complies with the reporting requirements for SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises."

Concentration of Credit Risk

        The Company maintains cash in a bank deposit account which, at times, may exceed Federal depository insurance coverage ("FDIC") limits. The Company has not experienced any losses on this account.

Fair Value of Financial Instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," approximates the carrying amounts represented in the accompanying balance sheet.

Income Taxes

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. As of December 31, 2007, the Company has provided a full valuation allowance against the deferred tax benefit related to its net loss.

        The Company also complies with the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48"). There were no unrecognized tax benefits as of December 31, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax provision must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of FIN 48 at inception did not have a significant effect on the Company's financial condition or operations.

Loss Per Common Share

        Loss per common share is based on weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings per common share on the face of the statement of operations. Basic loss per common share excludes dilution and is computed by dividing loss applicable to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per common share reflects the potential dilution that could occur if warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that would then share in the earnings of the Company. As the Company reported a net loss for the period from November 13, 2007 (date of inception) to December 31, 2007, the effect of the 15,475,000 warrants outstanding (including 2,600,000 warrants issued in connection with the Private Placement and 2,875,000 warrants comprising part of the initial stockholders common stock (founders units) (as defined below) have not been considered in the diluted net loss per common share since these warrants would then reduce the loss per common share and become anti-dilutive. In addition, the 2,875,000 warrants issued to the initial stockholders and the 2,600,000 warrants issued in the Private Placement are contingently exercisable. Therefore, basic and diluted loss per common share were the same for the period from November 13, 2007 (date of inception) through December 31, 2007.

Deferred Offering Costs

        The Company complies with the requirement of the SEC Staff Accounting Bulletin (SAB) Topic 5A "Expenses of Offering". Deferred offering costs consist of legal costs of $65,000, accounting costs of $28,500 and regulatory fees of $21,542, incurred through the balance sheet date that are related to the proposed offering and that will be charged to stockholders' equity upon the completion of the proposed offering or charged to expense if the proposed offering is not completed.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

        In December 2007, the FASB issued SFAS 141(R), Business Combinations. SFAS 141(R) provides companies with principles and requirements on how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree as well as the recognition and measurement of goodwill acquired in a business combination. SFAS 141(R) also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require us to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter. Early adoption of SFAS 141(R) is not permitted.

        Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

        The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 1,500,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and one Redeemable Common Stock Purchase Warrant ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants (including the Insider Warrants), in whole and not in part, at a price of $.01 per Warrant upon 30 days' notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise.

        Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The Company will pay the underwriters in the Proposed Offering an underwriting discount and commissions of $5,600,000 of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that $2,400,000 of the underwriting discounts and commissions will be deferred and not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company's liquidation if it is unable to complete a Business Combination. Since the Warrants cannot be net-cash settled, management as determined that the Warrants will be recorded at fair value and classified in stockholders' equity upon completion of the Proposed Offering, in accordance with EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed in, and Potentially Settled in a Company's Own Stock."

Note 4—Notes Payable, Stockholders

        The Company has two unsecured promissory notes in an aggregate principal amount of $100,000 due to the Company's Initial Stockholders that were issued on November 28, 2007. The notes are non-interest bearing and payable on the earlier of November 28, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amounts at the balance sheet date.

Note 5—Commitments and Contingencies

        Commencing on the IPO effective date, Cherry Tree Companies, LLC, a company controlled by the Initial Stockholders, will be paid a monthly fee of $10,000 for general and administrative services including office space, utilities and secretarial support, until the Company consummates a Business Combination. The services will terminate upon the earlier of: (i) the consummation of an initial business combination; or (ii) the liquidation of the Company.

        Pursuant to letter agreements, which the Initial Stockholders will enter into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company's liquidation.

        An affiliate of the Company's Chairman of the board, our Chief Executive Officer, Senior Vice President, Finance, Vice President, and a Board Member, have committed to purchase a total of 2,600,000 Warrants ("Insider Warrants") at $1.00 per Warrant (for an aggregate purchase price of $2,600,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. The Company believes the purchase price of $1.00 per Insider Warrant will represent the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of the Insider Warrants.

        All of the proceeds received from the purchase will be placed in the Trust Account. The Insider Warrants to be purchased will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Insider Warrants will be exercisable on a "cashless basis" so long as such securities are held by the purchasers or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until 90 days after the Company has completed a Business Combination.

        The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the date on which their shares are released from escrow. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain "piggy-back" registration rights on registration statements filed after the Company's consummation of a Business Combination.

        The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 3 above.

Note 6—Common and Preferred Stock

        Common stock issued and outstanding includes an aggregate of 375,000 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriters' overallotment is not exercised in full so that the initial stockholders collectively own 20% of the issued and outstanding shares of common stock after the proposed offering.

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        The agreement with the underwriters will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

        Founders' Common Stock.    The initial purchasers purchased 2,875,000 shares of founders' common stock for an aggregate amount of $25,000, or $0.0087 per share.

        The founders' common stock is identical to the shares of common stock included in the units being sold in the proposed offering, except that:

  •
  the founders' common stock is subject to the transfer restrictions described below;

  •
  the initial stockholders have agreed to vote the founders' common stock in the same manner as a majority of the public stockholders in connection with the vote required to approve a business combination;

  •
  the initial stockholders will not be able to exercise conversion rights granted to the public stockholders with respect to the founders' common stock; and

  •
  the initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders' common stock if the Company fails to consummate a business combination.

        The initial stockholders have agreed, except in limited circumstances, not to sell or otherwise transfer any of the founders' common stock until one year after the completion of our initial business combination. However, the initial stockholders will be permitted to transfer the founders' common stock to the Company's officers and directors, and other persons or entities affiliated with the initial stockholders, provided that the transferees receiving such securities will be subject to the same agreements with respect to such securities as the initial stockholders.

        Until                        , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$80,000,000

Cherry Tree Acquisition Corp.

10,000,000 Units

PROSPECTUS

LAZARD CAPITAL MARKETS

THINKEQUITY PARTNERS LLC	LADENBURG THALMANN & CO. INC.

                         , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees' fee	$1,000.00	(1)
SEC Registration Fee	4,942.70
FINRA filing fee	16,600.00
American Stock Exchange filing and listing fee	80,000.00
Accounting fees and expenses	50,000.00
Printing and engraving expenses	100,000.00
Directors & Officers liability insurance premiums	120,000.00	(2)
Legal fees and expenses	305,000.00
Miscellaneous	142,457.30	(3)

Total	$820,000.00

    (1)
    In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

    (2)
    This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

    (3)
    This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including "road show" expenses (such as travel and lodging expenses) and other expenses such as distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

          "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        (a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Anton J. Christianson	1,437,500
Gordon F. Stofer	1,437,500

Such shares were issued on December 5, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited individuals. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share.

        In December 2007, Messrs. Christianson and Stofer sold an aggregate of 455,000 shares of common stock to John C. Bergstrom, David G. Latzke, Arthur F. Schlobohm IV, Timothy M. Heaney, John Bode and CT Companies, LLC at the same purchase price they paid for such shares. The following table reflects the current ownership of our outstanding securities:

Stockholders	Number of Shares
Anton J. Christianson	1,210,000
Gordon F. Stofer	1,210,000
John C. Bergstrom	80,000
David G. Latzke	60,000
Arthur F. Schlobohm IV	60,000
Timothy M. Heaney	30,000
John Bode	30,000
CT Companies, LLC	195,000

        Adam Smith Companies, LLC, Gordon F. Stofer, David G. Latzke, Arthur F. Schlobohm IV and John C. Bergstrom have committed to purchase from us 2,600,000 warrants at $1.00 per warrant (for an aggregate purchase price of $2,600,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

        No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Graubard Miller.*
10.1	Letter Agreement among the Registrant, Lazard Capital Markets LLC and Anton J. Christianson.*
10.2	Letter Agreement among the Registrant, Lazard Capital Markets LLC and Gordon F. Stofer.*
10.3	Letter Agreement among the Registrant, Lazard Capital Markets LLC and David G. Latzke.*
10.4	Letter Agreement among the Registrant, Lazard Capital Markets LLC and Arthur F. Schlobohm IV.*
10.5	Letter Agreement among the Registrant, Lazard Capital Markets LLC and John C. Bergstrom.*
10.6	Letter Agreement among the Registrant, Lazard Capital Markets LLC and CT Companies, LLC.*
10.7	Letter Agreement among the Registrant, Lazard Capital Markets LLC and Timothy M. Heaney.*
10.8	Letter Agreement among the Registrant, Lazard Capital Markets LLC and John Bode.*
10.9	Letter Agreement among the Registrant, Lazard Capital Markets LLC and Adam Smith Companies, LLC.*
10.10	Letter Agreement among the Registrant, Lazard Capital Markets LLC and Cherry Tree Companies, LLC.*
10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.12	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.13	Form of Letter Agreement between Cherry Tree Companies, LLC and Registrant regarding administrative support.*
10.14	Form of Promissory Note issued to each of Adam Smith Activist Fund, LLC and Gordon F. Stofer.*

10.15	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.16	Form of Subscription Agreements among the Registrant, Graubard Miller and each of Gordon F. Stofer, David G. Latzke, Arthur F. Schlobohm IV, John C. Bergstrom and Adam Smith Companies, LLC.*
14	Form of Code of Ethics.*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*

*
Previously filed.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 26th day of March 2008.

CHERRY TREE ACQUISITION CORP.
By:	/s/ GORDON F. STOFER Name: Gordon F. Stofer Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ ANTON J. CHRISTIANSON Anton J. Christianson	Chairman of the Board	March 26, 2008
/s/ GORDON F. STOFER Gordon F. Stofer	Chief Executive Officer (Principal executive officer)	March 26, 2008
/s/ DAVID G. LATZKE David G. Latzke	Senior Vice President, Finance (Principal financial and accounting officer)	March 26, 2008
* John C. Bergstrom	Director	March 26, 2008
* Timothy M. Heaney	Director	March 26, 2008
* John Bode	Director	March 26, 2008
*By Gordon F. Stofer, Power of Attorney

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
The Offering
Risks
Summary Financial Data
RISK FACTORS
USE OF PROCEEDS
DILUTION
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN TRANSACTIONS
DESCRIPTION OF SECURITIES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Index to Financial Statements
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CHERRY TREE ACQUISITION CORP. (A Corporation in the Development Stage) BALANCE SHEET As of December 31, 2007
CHERRY TREE ACQUISITION CORP. (A Corporation in the Development Stage) STATEMENT OF OPERATIONS For the Period from November 13, 2007 (date of inception) to December 31, 2007
CHERRY TREE ACQUISITION CORP. (A Corporation in the Development Stage) STATEMENT OF STOCKHOLDERS' EQUITY For the Period from November 13, 2007 (date of inception) to December 31, 2007
CHERRY TREE ACQUISITION CORP. (A Corporation in the Development Stage) STATEMENT OF CASH FLOWS For the Period from November 13, 2007 (date of inception) to December 31, 2007
CHERRY TREE ACQUISITION CORP. (A Corporation in the Development Stage) NOTES TO FINANCIAL STATEMENTS December 31, 2007
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES